UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 25, 2010

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 25, 2010, American General Finance Corporation (“AGFC”) and AGFC’s parent, American General Finance, Inc. (“AGFI”), each repaid all of their respective outstanding obligations under their $2.45 billion 364-day revolving credit facility (“364-Day Facility”), described in AGFC’s filing on Form 8-K dated September 16, 2008. AGFI repaid its $400 million obligation and AGFC repaid its $2.05 billion obligation, in each case together with all unpaid interest and fees, under the 364-Day Facility. With these repayments, the 364-Day Facility and the related contractual support agreement between AGFC and its ultimate parent company, American International Group, Inc. (“AIG”), were terminated in accordance with their terms.

The source of funds for the repayment by AGFC of its portion of the 364-Day Facility was cash on hand, including the proceeds from AIG’s repayment to AGFC of two demand promissory notes in the aggregate amount of $1.55 billion. With the repayment of these demand promissory notes, as of the date of this Report, AGFC no longer has any outstanding loans to AIG. The sources of funds for the repayment by AGFI of its portion of the 364-Day Facility were a $400 million advance from AGFC and cash on hand.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	March 25, 2010	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer